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                                                                     Exhibit 4.6

                 FORM OF 15% SENIOR SUBORDINATED NOTE DUE 2010


                               SMTC CORPORATION

     THIS SECURITY BEARS ORIGINAL ISSUE DISCOUNT. UPON WRITTEN REQUEST TO THE VICE PRESIDENT, FINANCE AND ADMINISTRATION, SMTC CORPORATION, 635 HOOD ROAD, MARKHAM, ONTARIO, CANADA L3R 4N6, INFORMATION REGARDING THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY WILL BE MADE AVAILABLE.

     THIS NOTE WAS ISSUED IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING THE TRANSFER OR AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH REGISTRATION UNDER THE ACT IS NOT REQUIRED.

     THIS NOTE IS SUBORDINATED TO AND JUNIOR IN RIGHT OF PAYMENT TO PAYMENT IN FULL OF ALL SENIOR INDEBTEDNESS AS DEFINED IN THE SENIOR SUBORDINATED LOAN AGREEMENT DATED AS OF MAY __, 2000, AS THE SAME MAY BE AMENDED, MODIFIED, RESTATED OR SUPPLEMENTED FROM TIME TO TIME (THE "AGREEMENT") TO THE EXTENT, AND IN THE MANNER PROVIDED IN THE AGREEMENT.

$                                                               May   , 2000
 -------                                                            --

     FOR VALUE RECEIVED, the undersigned SMTC Corporation, a Delaware
corporation (the "Company"), hereby promises to pay to                       or
                                                       ----------------------
its registered assigns (the "Payee"), at 11:00 a.m. (New York time) on the Maturity Date (as defined in the Agreement), the principal sum of

                        United States Dollars (US $         ) or such lesser
-----------------------                            ---------
principal amount thereof as may remain outstanding, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount hereof from time to time outstanding at a rate or rates per annum, and payable on such dates, as determined pursuant to the terms of the Agreement, through the issuance to the Payee of additional notes substantially in the form attached hereto as Exhibit A-1 (the "Interest Notes"), each such Interest Note having a stated principal amount equal to the amount of interest due and payable to the Payee on such interest payment date and each such Interest Note to be delivered to the Payee as specified in the Agreement.

     The Company promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates determined as set forth in the Agreement.
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     The Company hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever, other than as expressly required by the Agreement. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

     Prior to any transfer of this Note, all payments and prepayments of the principal hereof shall be endorsed by the holder on the schedule attached hereto or any continuation thereof; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not in any manner affect the obligations of the Company to make payments of principal and interest in accordance with the terms of this Note and the Agreement.

     This Note and all obligations of the Company hereunder are subordinated to and junior in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Agreement) on the terms and subject to the provisions set forth in the Agreement.

     This Note is one of the PIK Notes referred to in the Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and prepayment premiums thereon and for the amendment or waiver of certain provisions of the Agreement, all upon the terms and conditions therein specified. This Note shall be construed in accordance with and governed by the laws of the State of Delaware without giving effect to principles of conflicts of laws.


                         SMTC CORPORATION



                         By:
                             ------------------------------
                             Name:
                             Title:

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